EXHIBIT 10.10

SUPPLEMENTARY AGREEMENT No. 6

to the General Loan Agreement

(bank loan contract)

No. 2-0402-2 dated February 04, 2002

The present Supplementary Agreement No.6 (hereinafter – Supplementary Agreement) to the General Loan Agreement (bank loan contract) No. 2-0402-2 dated February 04, 2002 (hereinafter – Agreement) has been concluded in Almaty on January 28, 2005 between:

Joint-Stock Company “Bank TuranAlem”, hereinafter referred to as the «Creditor», in the person of Vice Chief Executive Officer Mr. Saparov Arsen Kuandykovich acting on the basis of the Power of Attorney No. 07/1 dated January 05, 2005,

Subsidiary Open Joint-Stock Company “Caspi Neft TME”, hereinafter referred to as the «Borrower», in the person of Chief Executive Officer Mr. Anatole Kunevich, acting on the basis the Charter ,

TransMeridian Exploration Inc. (BVI), hereinafter referred to as the «Seller», in the person of President Mr. Lorrie Olivier acting on the basis the Charter, and

Bramex Management Inc., hereinafter referred to as the «Buyer», in the person of authorized representative Mr. Sadykov Kairat Aryngaziyevich., acting on the basis of the Power of Attorney dated October 18, 2004.

Hereinafter the Creditor, the Borrower, the Seller and the Buyer under the present Supplementary Agreement jointly referred to as the «Parties», and separate as the «Party».

Taking into consideration Agreement dated January 28, 2005, the Parties have agreed to amend and modify the Agreement as follows:

1. The Creditor grants to the Borrower an extension for payment of all next payments under the Agreement until July 15, 2005, including the principal amount of a debt under the outstanding Credits allotted to the Borrower, subject to be paid within the limits of the specified period of the extension, accrued Interest for using the Credits (at the standard rate of 15% per annum), any other payments which are subject to payment within the limits of the specified period of the extension according to contracts and agreements which have been executed between the Parties within the framework of the Agreement.

2. All payments of the principal amount of a debt under the Credits and the Interest, which should have been paid by the Borrower for the period of extension discussed in paragraph 1 of herein, according to the terms of the Agreement shall be made by the Borrower in full on July 15, 2005.

3. The Creditor within the period of extension stipulated by paragraph 1 of this Supplementary Agreement, accrues the Interest for the total amount of the principal debt under the Agreement, basing on the actual debt amount. At that, the Borrower undertakes to make payments on the Interests accrued according to the provisions of this sub-paragraph, in full measure.

4. To add sub-item 8.1.9. to the Item 8.1. of the article 8 of the Agreement as follows:

«8.1.9.              Failure to fulfill by the Seller of its obligations determined in items 2.1.1-2.1.3., item.2.1. and/or item 2.2. of the Agreement dated January 28, 2005.»

5. All other conditions of the Agreement unaffected by the present Supplementary Agreement shall remain unchanged.

6. This Agreement shall become effective immediately upon it’s signing by the authorized representatives of the Parties and shall remain in effect till the date of complete performance of obligations by the Parties.

7. This Supplementary Agreement is an integral part of the Agreement.

8. This Agreement has been executed in 5 (five) original exemplars having equal legal force, two exemplars are for the Creditor and one for the Borrower, Seller and Buyer.

The present Supplementary Agreement has been signed by the authorized hereto:

On behalf of the CREDITOR
Vice Chief Executive Officer
/s/ : Saparov A.K.
stamp here

On behalf of the BORROWER
Chief Executive Officer
/s/: Kunevich A.
stamp here

On behalf of the SELLER
President
/s/: L. Olivier
stamp here

On behalf of the BUYER
Authorized representative
/s/:Sadykov K.A.
stamp here